Exhibit 99.1

Cyan Announces Pending Acquisition by Ciena; Releases First Quarter 2015 Financial Results

PETALUMA, Calif., May 4, 2015, Cyan Inc. (NYSE: CYNI), a leading provider of SDN, NFV, and packet-optical solutions for network operators, today announced it has entered into a definitive agreement to be acquired by Ciena (NYSE: CIEN) for an aggregate purchase price of approximately $400 million (or approximately $335 million net of cash). Cyan also announced financial results for its first quarter ended March 31, 2015.

Upon the closing of the transaction, Cyan shareholders will receive consideration equal to the value 0.224 shares of Ciena common stock (89% of which will be delivered in Ciena common stock and 11% will be delivered in cash based on the value of Ciena common stock at closing), as described more completely in the press release that is available on Ciena’s web site (www.ciena.com). This exchange ratio represents approximately $4.75 per share of Cyan common stock, based on Ciena’s 20-day volume weighted average price as of May 1, 2015. Based on the closing price of Cyan’s stock of $3.65 on May 1, 2015, this reference price represents a premium of approximately 30%. Based on the structure of the transaction, Cyan’s outstanding warrants will be deemed to have been automatically exercised upon closing. In addition, Ciena will also assume Cyan’s outstanding equity awards.

“Since launching the first Z-Series packet-optical products in 2009, Cyan has introduced the world’s first integrated packet-optical platform, the world’s first deployment ready multi-vendor SDN controller and NFV orchestrator, and the world’s first disaggregated “bright box” optical system. Innovation is core to our business, and our innovation has always been focused on helping customers transform their networks. Joining forces with Ciena, another clear innovator in the networking space, will accelerate this transformation. Together, we will provide our customers with the technologies they demand for a software-controlled operational model, orchestrating services on top of a scalable network, with the ability to rapidly create revenue streams in the new virtualized, on-demand world. This combination enables greater monetization for network operators through more efficient utilization of network assets and faster time-to-market with differentiated and profitable services,” said Mark Floyd, chairman and chief executive officer, Cyan.

“After careful consideration and a comprehensive evaluation of strategic alternatives, our board of directors concluded that the opportunity to combine with Ciena represents the best possible outcome for shareholder value. The transaction has many strategic merits and the stock consideration allows shareholders to participate in potential future combination benefits. Our board of directors believes that being part of a larger, global platform enables the combined company to execute on Cyan's business more effectively and provides significant value to our customers and shareholders,” continued Floyd.

The Cyan board of directors has unanimously approved the transaction, which is expected to close in the third quarter, subject to Cyan stockholder approval and other customary closing conditions. Certain officers and directors and affiliated stockholders, including investment funds

Exhibit 99.1

affiliated with certain directors, collectively holding over 40% of the outstanding shares of Cyan, have signed voting agreements committing to support the merger. Jefferies LLC is serving as financial advisor to Cyan. Houlihan Lokey Capital, Inc. also provided financial advice to the Cyan board. Wilson Sonsini Goodrich & Rosati is serving as legal counsel to Cyan.

Cyan First Quarter 2015 Financial Results
Cyan also is announcing its results for the first quarter of 2015. Revenue for the first quarter of 2015 grew to $36.0 million, up 89 percent when compared with $19.0 million in the first quarter of 2014 and up 18 percent when compared with $30.5 million for the fourth quarter of 2014.

GAAP net loss for the first quarter was $52.9 million, or $1.11 per share, compared to a net loss of $17.8 million, or $0.38 per share, in the same period last year and a net loss of $15.0 million, or $0.32 per share, in the fourth quarter of 2014. The first quarter 2015 GAAP net loss includes a $41.3 million non-cash charge for the change in fair value of warrant and derivative liabilities associated with our convertible debt, which was primarily the result of a 60 percent increase in the company’s stock price during the quarter.

On a non-GAAP basis, Cyan's net loss for the first quarter was $6.8 million, or $0.14 per share. This compares to a non-GAAP net loss of $15.3 million, or $0.33 per share, in the same period last year and a non-GAAP net loss of $7.1 million, or $0.15 per share, in the fourth quarter of 2014. Both GAAP and non-GAAP net loss per share figures for the first quarter of 2015 are based on 47.8 million basic weighted average shares outstanding.

Conference Call

Given the announcement of the proposed acquisition, Cyan is canceling the conference call to discuss its first quarter 2015 results that was previously scheduled to be held tomorrow, May 5, 2015 at 2:00 p.m. Pacific time. However, today, May 4, 2015 at 5:30am Pacific Time, Ciena is hosting a call to discuss the proposed acquisition of Cyan. A live broadcast of the discussion will be available on the Investor Relations page of Ciena's website at www.ciena.com/investors, and an archived version will be available shortly following the conclusion of the live broadcast. Ciena has also posted to the Investor Relations page of its website a presentation that includes certain highlighted information to be discussed on the call.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share. We use this information in managing our business and believe the non-GAAP data are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the

Exhibit 99.1

most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliation." Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. As noted in the accompanying reconciliation, non-GAAP results exclude the effects of stock-based compensation. We use stock-based compensation to attract and retain employees and executives with the goals of aligning their interests with those of our stockholders and long-term employee retention. We exclude stock-based compensation expense from our non-GAAP metrics because it varies for reasons that are generally unrelated to operational decisions and performance in any particular period. Additionally, we exclude the restructuring charges incurred in the fourth quarter of 2014 as our restructuring efforts were an isolated event and not indicative on on-going activities. Finally, we exclude the non-cash charges associated with our pre-IPO preferred stock warrants and our 2014 convertible debt as these charges also have no bearing on our operational decisions or our understanding of our underlying business.

About Cyan
Cyan (NYSE: CYNI) enables network transformation. The company’s SDN, NFV, and packet-optical solutions deliver orchestration, agility, and scale to networks, that until now, have been static and hardware driven. Serving carriers, enterprises, governments, and data centers globally, Cyan’s open platforms provide multi-vendor, multi-layer control and visibility to network operators, making service delivery more efficient and profitable. Cyan’s solutions include the award-winning Blue Planet software and N-Series hyperscale and Z-Series packet-optical hardware platforms. For more information, please visit www.cyaninc.com or follow Cyan on Twitter at twitter.com/CyanNews.
Cautionary Statement Regarding Forward Looking Statements
This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to Cyan (“Cyan”) or Ciena Corporation (“Ciena”), the management of either such company or the proposed transaction between Cyan and Ciena, involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Cyan and Ciena undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and

Exhibit 99.1

future financial results of the networking industry, and other legal, regulatory and economic developments. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents Cyan and Ciena have filed with the U.S. Securities and Exchange Commission (the “SEC”) as well as the possibility that (1) Cyan and Ciena may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; (2) the length of time necessary to consummate the proposed transaction may be longer than anticipated; (3) problems may arise in successfully integrating the businesses of Cyan and Ciena or such integration may be more difficult, time-consuming or costly than expected; (4) Cyan’s and/or Ciena’s businesses may suffer as a result of uncertainty surrounding the proposed transaction, including difficulties in maintaining relationships with customers or retaining key employees; (6) the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; or (7) the industry may be subject to future risks that are described in the “Risk Factors” section of the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC by Cyan and Ciena. Neither Cyan nor Cyan gives any assurance that either Ciena or Cyan will achieve its expectations.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Cyan and Ciena described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. All forward-looking statements included in this document are based upon information available to Cyan and Ciena on the date hereof, and neither Cyan nor Ciena assumes any obligation to update or revise any such forward-looking statements.
Additional Information and Where to Find It
This document relates to a proposed transaction between Cyan and Ciena, which will become the subject of a registration statement and joint proxy statement/prospectus forming a part thereof to be filed with the SEC by Ciena. This document is not a substitute for the registration statement and joint proxy statement/prospectus that Ciena will file with the SEC or any other documents that Cyan or Ciena may file with the SEC or send to stockholders in connection with the proposed transaction. Before making any voting decision, investors and security holders are urged to read the registration statement, joint proxy statement/prospectus and all other relevant

Exhibit 99.1

documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.
Investors and security holders will be able to obtain free copies of the registration statement, joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Cyan or Ciena through the website maintained by the SEC at www.sec.gov.
In addition, investors and security holders will be able to obtain free copies of the joint proxy statement/prospectus, once it is filed, from Cyan by accessing Cyan’s website at investor.cyaninc.com/investors/default.aspx or upon written request to ir@cyaninc.com.
Participants in Solicitation
Cyan, Ciena and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cyan’s stockholders in connection with the proposed transaction. Information regarding Cyan’s directors and executive officers is contained in the proxy statement for Cyan’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 2, 2015. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Cyan’s website at investor.cyaninc.com/investors/sec-filings/default.aspx. Information regarding Ciena’s executive officers and directors is contained in the proxy statement for Ciena’s 2015 Annual Meeting of Stockholders filed with the SEC on February 11, 2015. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Ciena’s website at www.ciena.com. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.
For Cyan Inquires, please contact:
Joe Cumello
+1 410.227.7487 | joe.cumello@cyaninc.com | @JCumello

Investor Relations Contact
The Blueshirt Group, Maria Riley
+ 1 707.283.2850 | ir@cyaninc.com

Exhibit 99.1

Cyan, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Revenue	$36,005	$19,038
Cost of revenue	20,974	11,615
Gross profit	15,031	7,423

Operating expenses:
Research and development	8,941	9,472
Sales and marketing	11,436	11,029
General and administrative	5,082	4,563
Total operating expenses	25,459	25,064

Loss from operations	(10,428)	(17,641)

Other income (expense), net :
Change in fair value of derivative and warrant liabilities	(41,285)	—
Interest expense	(1,546)	(47)
Other income (expense), net	419	(62)
Total other expense, net	(42,412)	(109)

Loss before provision for income taxes	(52,840)	(17,750)
Provision for income taxes	51	50
Net loss	$(52,891)	$(17,800)
Basic and diluted net loss per share	$(1.110)	$(0.380)
Weighted-average number of shares used in computing basic and diluted net loss per share	47,818	46,636

Exhibit 99.1

Cyan, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$53,870	$47,740
Restricted cash	4,165	4,165
Accounts receivable	17,794	23,511
Inventories	9,267	12,362
Deferred costs	1,305	1,317
Prepaid expenses and other	2,546	3,079
Total current assets	88,947	92,174
Long-term restricted cash	7,868	7,868
Property and equipment, net	12,129	11,896
Other assets	3,186	3,737
Total assets	$112,130	$115,675

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$12,756	$12,058
Accrued liabilities	7,638	6,775
Accrued compensation	5,317	4,146
Deferred revenue	5,503	5,646
Deferred rent	35	181
Other liabilities	842	—
Total current liabilities	32,091	28,806
Convertible debt, net of discount	18,917	18,498
Derivative and warrant liabilities	77,565	36,280
Deferred revenue	1,589	1,845
Deferred rent	342	302
Total liabilities	130,504	85,731

Stockholders’ equity (deficit):
Common stock	5	5
Additional paid in-capital	221,305	216,607
Accumulated other comprehensive loss	(287)	(162)
Accumulated deficit	(239,397)	(186,506)
Total stockholders’ equity (deficit)	(18,374)	29,944
Total liabilities and stockholders’ equity (deficit)	$112,130	$115,675

Exhibit 99.1

Cyan, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Operating activities
Net loss	$(52,891)	$(17,800)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,023	889
Stock-based compensation	4,403	2,515
Change in fair value of derivative and warrant liabilities	41,285	—
Non-cash interest expense	419	—
Loss on disposal of assets	114	—
Changes in operating assets and liabilities:
Accounts receivable	5,717	293
Lease receivable	—	604
Inventories	2,812	1,395
Deferred costs	12	2,679
Prepaid expenses and other assets	277	83
Accounts payable	454	(1,577)
Accrued and other liabilities	1,704	(448)
Accrued compensation	1,171	(694)
Deferred revenue	(399)	(2,789)
Deferred rent	(106)	(27)
Net cash provided by (used in) operating activities	5,995	(14,877)
Investing activities
Purchases of property and equipment	(843)	(2,284)
Purchase of available for sale securities	—	(11,498)
Maturity of available for sale securities	—	1,000
Sale of available for sale securities	—	11,750
Sale of other investment	807	—
Net cash provided by (used in) investing activities	(36)	(1,032)
Financing activities
Proceeds from stock-based compensation programs	1,358	236
Taxes paid related to net-share settlements of restricted stock units	(1,060)	(92)
Repayments of borrowings under term loan	—	(396)
Payments on capital leases	—	(39)
Net cash provided by (used in) financing activities	298	(291)
Effect of exchange rate changes on cash and cash equivalents	(127)	137
Net increase (decrease) in cash and cash equivalents	6,130	(16,063)
Cash and cash equivalents at beginning of period	47,740	32,509
Cash and cash equivalents at end of period	$53,870	$16,446

Exhibit 99.1

Cyan, Inc.
GAAP to Non-GAAP Reconciliations
(In thousands, except per share amounts)
(Unaudited)

Exhibit 99.1

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Reconciliation of Gross profit:
US GAAP as reported	$15,031	$13,370	$7,423
Adjustments:
Stock-Based-Compensation	224	109	60
Non-GAAP Gross profit	$15,255	$13,479	$7,483
Reconciliation of Gross margin:
US GAAP as reported	41.7%	43.9%	39.0%
Adjustments:
Stock-Based Compensation	0.7%	0.4%	0.3%
Non-GAAP Gross margin	42.4%	44.3%	39.3%
Reconciliation of Research and development expenses:
US GAAP as reported	$8,941	$8,167	$9,472
Adjustments:
Stock-Based Compensation	1,530	909	915
Non-GAAP Research and development expense	$7,411	$7,258	$8,557
Reconciliation of Sales and marketing expenses:
US GAAP as reported	$11,436	$10,690	$11,029
Adjustments:
Stock-Based Compensation	1,485	938	798
Non-GAAP Sales and marketing expense	$9,951	$9,752	$10,231
Reconciliation of General and administrative expenses:
US GAAP as reported	$5,082	$3,436	$4,563
Adjustments:
Stock-Based Compensation	1,164	656	742
Non-GAAP General and administrative expense	$3,918	$2,780	$3,821
Reconciliation of Operating expenses:
US GAAP as reported	$25,459	$22,920	$25,064
Adjustments:
Stock-Based Compensation	4,179	2,503	2,455
Restructuring Charge	—	627	—
Non-GAAP Operating expenses	$21,280	$19,790	$22,609
Reconciliation of Net loss:
US GAAP as reported	$(52,891)	$(15,040)	$(17,800)
Adjustments:
Change in fair value of derivative & warrant liabilities	41,285	4,710	—
Non-cash interest expense on warrants	419	—	—
Stock-Based Compensation	4,403	2,612	2,515
Restructuring Charge	—	627	—
Non-GAAP Net loss	$(6,784)	(7,091)	(15,285)
Reconciliation of Net loss per share, basic and diluted:
US GAAP as reported	$(1.11)	$(0.32)	$(0.38)
Adjustments:
Change in fair value of derivative & warrant liabilities	0.87	0.10	—
Non-cash interest expense on warrants	0.01	—	—
Stock-Based Compensation	0.09	0.06	0.05
Restructuring Charge	—	0.01	—
Non-GAAP Net loss per share, basic and diluted	$(0.14)	(0.15)	(0.33)